Exhibit 10.1

FIRST AMENDMENT TO SENIOR EXECUTIVE EMPLOYMENT AGREEMENT

This First Amendment to Senior Executive Employment Agreement (the “Amendment”) is entered into effective as of February 1, 2021 (the “Amendment Effective Date”) by and between Premier Healthcare Solutions, Inc. (“Premier” or the “Company”) and Susan D. Devore (“Executive”). Premier and Executive shall be referred to herein sometimes individually as “Party” and collectively as “Parties”. All capitalized terms not otherwise defined in this Amendment shall have the meaning given to such terms in the Senior Executive Employment Agreement dated as of September 10, 2013 previously entered into between the Parties (the “Agreement”).

Recitals

WHEREAS, Executive has provided written notice to the Board of Directors of her intention to retire from Premier on June 30, 2021;

WHEREAS, the Board desires to extend certain benefits to Executive during retirement;

WHEREAS, the Board desires to retain Executive’s consulting services above those originally provided for in Section 6 of the Agreement;

NOW THEREFORE, for good and valuable consideration by both Parties, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

I.        Section 4: Compensation. Section 4 of the Agreement is hereby amended as follows:

f.         Retirement Health Benefits. For a period of thirty-six calendar months following Executive’s June 30, 2021 retirement from Premier, the Company will allow Executive access to health insurance under its health plan. Executive shall pay the same portion of premiums as paid as of her last day of employment with the Company. Executive will not have access to ArmadaCare coverage (formerly known as Exec-U-Care, per section 4(e) above) following her separation from employment. Healthcare premiums paid by the Company shall be taxable to the Executive as wages.

II.        Section 6: Consulting Period. Section 6 of the Agreement is hereby amended and replaced in its entirety as follows:

6.

Following Executive’s separation from employment from Premier for any reason except death, Executive agrees to provide consulting services to Premier for a period of twenty-four (24) months following such separation from employment (the “Consulting Period”). Executive shall be available during the Consulting Period to provide advice to Premier regarding its operations, management, member relationships, and strategic objectives, as Premier may reasonably request (the “Services”); provided, however, that Executive shall not be required (but may agree) to perform more than forty (40) hours of Services per month for Premier during the Consulting Period and may perform such Services in a manner that does not unreasonably interfere with Executive’s schedule or other post-Premier employment commitments. Premier shall pay Executive a reasonable consulting fee on a monthly basis at the fixed rate of $60,000 (the “Consulting Fee”) during the first twelve (12) months and at a rate of $1,500 per hour during the second twelve (12) months. Notwithstanding anything in this Section 6 to the contrary, provided that during the second twelve (12) months of the Consulting Period Executive is and remains available to provide at least ten (10) hours of Services per month, Executive shall be entitled to, at a minimum, no less than $9,375, regardless of the number of hours of Services that she is requested to provide during such month. Executive shall be promptly reimbursed for any expenses reasonably incurred by Executive in the performance of the services set forth in this Section 6. Notwithstanding the forgoing, except as otherwise provided in this Agreement under Section 24.c., the first Consulting Fee shall be paid on the sixtieth (60th) day following the effective date of Executive’s applicable separation from employment with Premier and will include any Consulting Fee payments for the period from the end of Executive’s employment with Premier through the first Consulting Fee payment date. The remaining Consulting Fee payments will continue thereafter for the applicable payment period. In addition, the Parties agree that despite the limited consulting obligations outlined in this Section 6, nothing in this Section should be interpreted or implemented in such a way that is otherwise inconsistent with Executive’s overall separation from service with Premier pursuant to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

III.    Complete Agreement. Except as provided herein, all terms and conditions of the Agreement shall remain unchanged and in full force and effect and are expressly incorporated by reference in this Amendment. In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment will prevail.

SIGNATURE PAGE TO FOLLOW

SIGNATURE PAGE

IN TESTIMONY THEREOF, the Board of Directors of Premier, Inc. have approved this Amendment and caused this instrument to be executed by the General Counsel of Premier Healthcare Solutions, Inc. on behalf and in the interests of Premier Healthcare Solutions, Inc., Premier, Inc. and their Related Companies, all by motion and resolution of the Board, and Susan D. DeVore has accepted this Amendment and has hereunto set her hand and seal, as of the dates set forth below.

Date:	February 1, 2021	/s/ Susan D. DeVore
Susan D. DeVore

PREMIER HEALTHCARE SOLUTIONS, INC.

		By:	/s/ David L. Klatsky

Date:	February 1, 2021	Title: General Counsel

PREMIER, INC.

		By:	/s/ David L. Klatsky

Date:	February 1, 2021	Title: General Counsel

Joining this Agreement as a Party solely as a guarantor of Premier Healthcare Solutions, Inc.’s financial obligations hereunder